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                                                                      EXHIBIT 22


              [RYDER SCOTT COMPANY PETROLEUM ENGINEER LETTERHEAD]




                         CONSENT OF RYDER SCOTT COMPANY



We consent to the use on the form 10-KSB of PrimeEnergy Corporation of our reserve report and all schedules, exhibits, and attachments thereto incorporated by reference of Form 10-KSB and to any reference made to us on Form 10-KSB as a result of such incorporation.


                                        Very Truly Yours,

                                        /s/ RYDER SCOTT COMPANY

                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS


Denver, Colorado
March 17, 1999